UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2014

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Management of Cheniere Energy, Inc. (the “Company”) anticipates that the Company will hold its 2015 annual meeting of stockholders (the “Annual Meeting”) on June 11, 2015. Because the date of the Annual Meeting will be more than 30 days earlier than the anniversary of the 2014 annual meeting of stockholders, the Company has set a new deadline for its receipt of stockholder proposals submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order for a stockholder to submit any such proposal for inclusion in the Company’s proxy statement for the Annual Meeting, the proposal must be received by the Secretary of the Company at the address set forth below by the close of business on December 29, 2014. Any such proposal(s) must comply with the requirements of the rules of the Securities and Exchange Commission relating to stockholders’ proposals.

If a stockholder wishes to submit a proposal outside of the process of Rule 14a-8 under the Exchange Act, in order for such proposal to be considered “timely” for the purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company not later than March 13, 2015. If a stockholder wishes to submit a new business proposal or nominate a director at the Annual Meeting, in order for such proposal or nomination to be timely under the Company’s Amended and Restated Bylaws, the proposal or nomination must be received by the Company no earlier than February 11, 2015 and not later than March 13, 2015.

The address of the Company’s Corporate Secretary is:

Corporate Secretary
Cheniere Energy, Inc.
700 Milam Street
Suite 800
Houston, Texas 77002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: November 25, 2014	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

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